UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190, Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

Arabian American Development Company
Stock and Incentive Plan
(Full Title of the Plan)

Nicholas N. Carter
Executive Vice President
Arabian American Development Company
P.O. Box 1636
Silsbee, Texas 77656
(409) 385-8300
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charlie Goehringer
Germer Gertz, L.L.P.
P.O. Box 4915
Beaumont, Texas 77704
(409) 654-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

			Proposed	Proposed
			Maximum	Maximum	Amount of
	Amount to be		Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered		Per Share (2)	Offering Price (2)	Fee
Common Stock, par value $0.10 per share, and Rights attached thereto:	1,500,000		$7.55	$11,325,000	$1,544.73

Total	1,500,000	(1)	$7.55	$11,325,000	$1,544.73

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company’s Common Stock on the NYSE Euronext on May 6, 2013.

TABLE OF CONTENTS

PART I
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 4. DESCRIPTION OF SECURITIES.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission (the “SEC”) allows the Company to “incorporate by reference” into this Registration Statement the information filed with it, which means that important information can be disclosed by referring to those documents. Information filed with the SEC after the date of this Registration Statement will update and supersede this information. The Company incorporates by reference the documents listed below and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of the Common Stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all Common Stock then remaining unsold.

The following documents filed with the SEC are hereby incorporated by reference:

(i)      Our Annual Report on Form 10-K for the year ended December 31, 2012;

(ii)           Our Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed on April 24, 2013;

(iii) Our Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed on April 25, 2012; and

(iii)           The description of the Common Stock which is contained in the Company's Registration Statement on Form 10 dated April 29, 1972, as amended by amendment thereto filed June 27, 1972, pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices as follows:

Connie Cook
Arabian American Development Company
P.O. Box 1636
Silsbee, Texas 77656
(409) 385-8300

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Arabian American Development Company is a Delaware corporation.  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

The Company’s Amended and Restated By-Laws provide for indemnification of its directors, officers and employees.  Specifically, Article VIII of the Amended and Restated By-Laws provides indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or other, including appeals, by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including costs and attorneys’ fees), judgments, fines, penalties, excise taxes, and amounts paid or to be paid in settlement which may be reasonably incurred or paid by such person in connection with such action (and where it is in the interest of the Company that such settlement be made), suit or proceeding, or any appeal therein.  In cases where such action, suit or proceeding proceeds to final adjudication, the indemnification will not extend to matters as to which it is adjudged that such director, officer or employee is liable for negligence or misconduct in the performance of his duties to the Company.  The Amended and Restated By-Laws specify that the right of indemnification provided for therein shall not be exclusive of other rights to which any director, officer or employee may now or hereafter be entitled, shall continue as to a person who has ceased to be such director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of a director, officer or employee.  The Board of Directors determines the propriety of the expenses (including attorneys’ fees) incurred by any person who claims indemnity hereunder, and such determination shall be final and conclusive.  Consequently, the Company maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See the Exhibit Index immediately following the signature page hereto, which Exhibit Index is incorporated herein by this reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company, Arabian American Development Company, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on this 8th day of May, 2013.

ARABIAN AMERICAN DEVELOPMENT COMPANY
                                                                                                By: /s/ Nicholas N. Carter______________
Nicholas N. Carter,
President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Nicholas N. Carter, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Nicholas N. Carter Nicholas N. Carter	President, Chief Executive Officer and Director (principal executive officer)	May 8, 2013
/s/ Connie Cook Connie Cook	Chief Financial Officer and Secretary	May 8, 2013
/s/ Ghazi Sultan Ghazi Sultan	Director	May 8, 2013
/s/ Allen P. McKee Allen P. McKee	Director	May 8, 2013
/s/ John R. Townsend John R. Townsend	Director	May 8, 2013
/s/ Joseph Palm Joseph P. Palm	Director	May 8, 2013
/s/ Gary Adams Gary Adams	Director	May 8, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1

- Certificate of Incorporation of the Company as amended through the Certificate of Amendment filed with the Delaware Secretary of State on July 19, 2000 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-6247))

4.2	- The Company’s Amended and Restated By-Laws dated April 26, 2007 (incorporated by reference to Item 5.03 to the Company’s Form 8-K dated April 30, 2007 (File No. 0-6247))
4.3	- Arabian American Development Company Stock and Incentive Plan (incorporated by reference to Exhibit A of the Company’s Schedule 14A filed on April 25, 2012, (File No. 001-33926)).
5.1*	- Opinion of Germer Gertz, LLP regarding legality of securities being registered
23.1*	- Consent of Germer Gertz, LLP (included in Exhibit 5.1)
23.2*	- Consent of BKM Sowan Horan, LLP
24.1	- Power of Attorney (included on signature page)
* Filed herewith.